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
ANDERSEN ANDERSEN & STRONG, L.C.                                                                     941 East 3300 South, Suite 220
Certified Public Accountants and Business Consultants                                                   Salt Lake City, Utah, 84106
Member SEC Practice Section of the AICPA                                                                     Telephone 801-486-0096
                                                                                                                   Fax 801-486-0098
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                                                                    EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


THE ZEBALLOS MINING COMPANY


We hereby consent to the use of our report dated February 10, 2000, for the period ended December 31, 1999 to be included in the form 10-K in accordance with Section 12 of the Securities Exchange Act of 1934.




                                              /s/   "Andersen Andersen & Strong"
                                             -----------------------------------
                                              Andersen Andersen & Strong L.L.C.


February 10, 2000
Salt Lake City, Utah